UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

GARDNER DENVER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13215	76-0419383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 249-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 7, 2013, Gardner Denver, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renaissance Parent Corp., a Delaware corporation (“Parent”), and Renaissance Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are beneficially owned by affiliates of Kohlberg Kravis Roberts & Co. L.P. (the “Sponsor”).

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time (other than shares of Company Common Stock (i) owned by the Company as treasury stock, (ii) owned, directly or indirectly, by Parent or Acquisition Sub and (iii) shares of Company Common Stock as to which holders have properly perfected and not withdrawn a demand for appraisal pursuant to the Delaware General Corporation Law) will be cancelled and converted automatically into the right to receive $76 in cash, without interest (the “Merger Consideration”).

Consummation of the Merger is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote on the Merger; (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval of the Merger by the European Commission pursuant to the Council Regulation (EC) No 139/2004 of the European Union, as amended, approval of the Merger by South Africa’s Competition Commission having been granted or deemed to have been granted by expiration of the applicable review period, or extension thereof, pursuant to the South African Competition Act, No. 89 of 1998 and approval of the Merger by China’s Ministry of Commerce; and/or expiration of the applicable waiting period pursuant to the China Anti-Monopoly Law (collectively, the “Required Antitrust Approvals”); and (iii) the absence of any law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (a) the accuracy of the other party’s representations and warranties (in the case of the Company, generally subject to Company Material Adverse Effect (as defined in the Merger Agreement) or materiality qualifiers and, in the case of Parent and Acquisition Sub, subject to a Parent Material Adverse Effect (as defined in the Merger Agreement) qualifier) and (b) the other party’s material compliance with its covenants and agreements contained in the Merger Agreement. If the Merger is not consummated on or before the date that is six months from the date of the Merger Agreement (the “Termination Date”) (to be extended an additional three months if the only condition not satisfied at such time is the receipt of all of the Required Antitrust Approvals) and, in certain circumstances, in connection with Acquisition Sub’s financing, either party may terminate the Merger Agreement. Consummation of the Merger is not subject to a financing condition.

The Merger Agreement provides that, without Parent’s agreement, the closing of the Merger shall not occur earlier than the final day of the Marketing Period, a term which is defined in the Merger Agreement to be the first 20 consecutive business days throughout which (i) Parent shall have received certain information regarding the Company required in connection with Parent’s obtaining debt financing, and (ii) certain of the conditions to the obligations of Parent and Acquisition Sub to consummate the Merger have been satisfied throughout such 20 business day period with others required to be satisfied on the Closing Date. If approved by the Company’s stockholders, it is expected that the Merger will close in the third calendar quarter of 2013.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s stockholders, the solicitation restrictions are subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal that the Company’s board of directors (the “Company Board”) has determined could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement). The parties have also agreed to use their reasonable best efforts to consummate Merger.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). If the Merger Agreement is terminated by either party because the stockholders of the Company fail to adopt the Merger Agreement, or pursuant to another section when the parties could have terminated the Merger Agreement for such reason, the Company will be required to pay the reasonable documented expenses of Parent, Acquisition Sub and their affiliates up to $10 million. The Company will be required to pay Parent a termination fee equal to $103.4 million (less any expenses previously paid to Parent) if the Merger Agreement is terminated under certain circumstances, including by the Company to enter into an acquisition agreement that constitutes a Superior Proposal or because the Company Board adversely changed its recommendation to stockholders to vote in favor of the Merger or took certain other related adverse actions. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee equal to $263.1 million if the Merger Agreement is terminated by the Company because Parent and Acquisition Sub fail to consummate the Merger under certain circumstances or because Parent or Acquisition Sub have breached their respective representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and have failed to cure such breach within a certain period. A private equity fund affiliated with the Sponsor has provided the Company with a limited guaranty guaranteeing the payment of the reverse termination fee and certain other monetary obligations that may be owed by Parent pursuant to the Merger Agreement. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement.

Subject to the terms of the Merger Agreement, Parent and Acquisition Sub have agreed to use their reasonable best efforts to arrange and obtain financing. Parent and Acquisition Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which, together with the Company’s cash on hand, will be used by Parent to pay the aggregate Merger Consideration, to make payments in respect of the Company’s stock-based awards and long-term cash bonuses, to refinance certain indebtedness of the Company and to pay related fees and expenses in connection with the transactions contemplated by the Merger Agreement. Pursuant to equity commitment letters dated March 7, 2013, a private equity fund affiliated with the Sponsor has committed to provide Parent, at the Closing, with an aggregate equity contribution in an amount of up to $1,160,000,000, on the terms and subject to the conditions set forth in such letter.

Barclays Bank PLC, Citibank, N.A. (or one of its affiliates), Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, KKR Corporate Lending LLC, Mizuho Corporate Bank, Ltd., Royal Bank of Canada and UBS Securities LLC (collectively, the “Financing Sources”) have committed to provide a $1.8 billion senior secured term loan facility, a $525 million senior secured term loan facility available to be drawn in Euros, a $400 million senior secured revolving credit facility and up to $675 million unsecured bridge loan facility (the “Bridge Facility”), on the terms and subject to the conditions set forth in the debt commitment letter from the Financing Sources dated March 7, 2013. It is expected that in connection with the Merger, $675 million of senior unsecured notes will be issued and sold pursuant to a high yield senior notes offering in lieu of all or a portion of, or to refinance, any drawings under the Bridge Facility.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Acquisition Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Acquisition Sub in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Current Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

Amendment No. 2 to the Amended and Restated Rights Agreement

In connection with the Merger Agreement and the transactions contemplated thereby, the Company and Wells Fargo Bank, National Association, as rights agent (the “Rights Agent”), have entered into Amendment No. 2 dated as of March 7, 2013 (the “Amendment”) to the Amended and Restated Rights Agreement between the Company and the Rights Agent, dated as of January 17, 2005, as amended on October 29, 2009 (the “Rights Agreement”) to provide that (i) none of Parent, Acquisition Sub or their Subsidiaries, Affiliates or Associates (each as defined in the Rights Agreement) shall be an Acquiring Person (as defined in the Rights Agreement) under the Rights Agreement by reason of the adoption, approval, execution, delivery, announcement or consummation of the transactions contemplated by the Merger Agreement (an “Exempt Event”), (ii) neither a “Stock Acquisition Date” nor a “Distribution Date” (each as described in the Rights Agreement) shall occur by reason of an Exempt Event, (iii) neither a “Section 11(a)(ii) Event” nor a “Section 13 Event” (each as described in the Rights Agreement) shall occur by reason of an Exempt Event, and (iv) the definition of “Expiration Date” has been amended to mean the earliest of (a) the close of business on January 31, 2015, (b) the time at which the Rights are redeemed as provided in Section 24 of the Rights Agreement and (c) immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (but only if the Effective Time shall occur).

The Amendment also provides that if for any reason the Merger Agreement is terminated in accordance with its terms, the Amendment will be of no further force and effect and the Rights Agreement shall remain exactly the same as it existed immediately prior to the execution of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 8.01	Other Events.

On March 8, 2013, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 7, 2013, by and among Renaissance Parent Corp., Renaissance Acquisition Corp. and Gardner Denver, Inc.

4.1	Amendment No. 2 to the Amended and Restated Rights Agreement, dated as of March 7, 2013, between Gardner Denver, Inc. and Wells Fargo Bank, National Association

99.1	Press Release dated March 8, 2013

Forward-Looking Information

This Current Report on Form 8-K is made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate Merger with Parent. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay Parent a termination fee of $103.4 million or reimbursement of their expenses of up to $10 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; (v) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the Merger, including, without limitation, the timing

(including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2012, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Important Information

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The definitive proxy statement in connection with the proposed Merger will be mailed to the stockholders of the Company. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website, www.gardnerdenver.com, or by contacting Investor Relations by phone at (610) 249-2009, by email at investor.request@gardnerdenver.com or by mail at 1500 Liberty Ridge Dr. Suite 3000 Wayne, PA 19087.

Certain Information Regarding Participants

The Company and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Shareholders that was filed with the SEC on March 15, 2012. Investors and stockholders may obtain additional information regarding the interests of such potential participants by reading the preliminary proxy statement, the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2013	GARDNER DENVER, INC.

	By:	/s/ Brent A. Walters
	Name:	Brent A. Walters
	Title:	Vice President, General Counsel,
Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 7, 2013, by and among Renaissance Parent Corp., Renaissance Acquisition Corp. and Gardner Denver, Inc.

4.1	Amendment No. 2 to the Amended and Restated Rights Agreement, dated as of March 7, 2013, by and between Gardner Denver, Inc. and Wells Fargo Bank, National Association

99.1	Press Release dated March 8, 2013